UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Background.

This Third Amendment to Form 8-K filed June 22, 2023 provides investors with a summary listing of audited and identified operating assets transferred from our wholly owned subsidiary SMARTSolution Technologies, Inc. including its predecessor SMARTSolution Technologies LP acquired February 28, 2022 (together “SST”) to our wholly owned subsidiary Diamond Technology Solutions LLC (“DTS”). In addition to this operating asset list, all tools and expensed installation materials and related are included in the transfer. The spreadsheet is included herein as Exhibit 10.2.

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us”.

Item 8.01 Other Events.

On June 21, 2023, the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations notified us that our application to create a new wholly owned subsidiary “Diamond Technology Solutions LLC” (“DTS”) had been processed and that the entity is now active. We intend DTS to offer education technology and services, including interactive plat panels (“IFPs”), computer equipment, communications, security and access control products, and audio visual solutions from U.S.-based vendors including ClearTouch and Galaxy Next Generation. We are meeting with management of both vendors at the ISTE conference in Philadelphia, PA June 25-28, 2023 (https://conference.iste.org/2023/) and intend to capitalize DTS for growth after executing required reseller, referral, regulatory, and legal paperwork.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO Worldwide, Inc. SST DTS Operating Asset Sale and Transfer Agreement – June 26, 2023
10.2	Summary of Identified Operating Assets Transferred from SST to DTS
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: June 26, 2023	By:	/s/ Vikram Grover
Vikram Grover